Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Benefit Administration Committee of
American Water Works Company, Inc.

We consent to the incorporation by reference in Registration Statement No. 333-150381 on Form S-8 of our report dated March 29, 2018, appearing in this Annual Report on Form 11-K of American Water Works Company, Inc. and Its Designated Subsidiaries Nonqualified Employee Stock Purchase Plan for the year ended December 31, 2017.

/s/ Kreischer Miller
Horsham, Pennsylvania
March 29, 2018